Forward-Looking Statements "Safe Harbor" Statement This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although NiSource Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather, fluctuations in supply and demand for energy commodities, growth opportunities for NiSource's businesses, increased competition in deregulated energy markets, dealings with third parties over whom NiSource has no control, actual operating experience of acquired assets, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter-party credit risk.

nisource

Performance 15% Total Shareholder Return 2002-2003 Stock Price Appreciation $ 1.94 2003 Dividends +$ 1.10 $ 3.04 2002 Year-End Stock Price $ 20.00 2003 Total Shareholder Return 15% 2004 NiSource Inc. Annual Stockholder Meeting

geographic area map

Balance Operating Income Virtually 100% of Operating Income from Regulated Businesses Regulated Electric Operations 23% Regulated Gas Distribution 43% Regulated Gas Transmission & Storage 34% 2004 NiSource Inc. Annual Stockholder Meeting

Income from continuing operations: $1.64 per share Investment grade credit ratings with a stable outlook Strong balance sheet Exited major non-core businesses Cost control total debt strength $8,585 $8,330 $6,988 $6,797 $6,285 12/31/00 12/31/01 12/31/02 12/31/03 3/31/04

* 2003 Based on EPS from continuing operations ** Target Future Payout at 55% Range

Income from continuing operations: 83 cents per share Normal weather Flat operating expenses Reduced interest expenses Lower pipeline interruptible revenues Improved capital structure

New organizational structure - building for the future Focus on innovative regulatory solutions Columbia Gas of Ohio regulatory stipulation Solid operations strategy to keep O&M flat Successful winter operations 100% score on electric reliability

Performance Highlights of recent accomplishments integration standardization 2004 NiSource inc. annual stockholder meeting

Hardy Storage Project Millennium Pipeline Grow non-traditional revenues - Retail products and services Regulatory strategy focused on innovative win-win solutions

Adopted new corporate governance guidelines Lead Director - Ian Rolland Directors' independence Ethics training for all employees Greater transparency - Web site www.nisource.com Sarbanes-Oxley compliance responsibility community involvement and contributions 2004 nisource inc. annual stockholder meeting

Net Income ($ in millions) From Continuing Operations EPS Assumes Normal Weather

focused the strength of nisource

NiSource